UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2010

BLACKWATER MIDSTREAM CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51403	26-2590455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 LaBauve Drive Westwego, LA	70094
(Address of Principal Executive Offices)	(Zip Code)

(504) 340-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On August 16, 2010, Blackwater New Orleans, L.L.C. (the “Borrower” and “BWNO”), a wholly-owned subsidiary of Blackwater Midstream Corp. (the “Company”) entered into a Line of Credit Note (the “Credit Note”), in the principal amount of $500,000 (the “Loan Amount”) with JP Morgan Chase Bank, N.A. (“JPM”).

The Credit Note bears interest at the annual rate of 2.00% above the Prime Rate, subject to certain minimum rate requirements.  BWNO will pay consecutive monthly installments of interest only, commencing September 30, 2010, until maturity on October 31, 2010.  All unpaid principal and accrued unpaid interest is finally due and payable on October 31, 2010.

Pursuant to the Credit Note, the proceeds of the loan shall be used by the business solely for the purpose of purchasing equipment.

A copy of the Credit Note is included as an exhibit to this current report on Form 8-K.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description
10.1	Line of Credit Agreement with JP Morgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2010

BLACKWATER MIDSTREAM CORP.
a Nevada corporation

By: /s/ _________________________
Donald St. Pierre
Chief Financial Officer